Exhibit 99.1

News Release

PartnerRe Ltd. Reports Record Third Quarter and Nine-Month 2007 Results

•	Third Quarter Net Income per Share of $4.44; Operating Earnings per Share of $4.78
•	Third Quarter Annualized Net Income ROE of 31%; Annualized Operating ROE of 34%
•	Nine Month Net Income per Share of $8.83; Operating Earnings per Share of $9.76
•	Nine Month Annualized Net Income ROE of 21%; Annualized Operating ROE of 23%
•	Book Value per Share of $65.07, an increase of 16% year-to-date for 2007

PEMBROKE, Bermuda, October 22, 2007 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $262.9 million, or $4.44 per share on a fully diluted basis, for the third quarter of 2007. This net income includes a net charge of $19.9 million or $0.34 per share in net after-tax realized gains on investments, and losses from the Company’s interest in the results of equity investments. Net income for the third quarter of 2006 was $235.8 million or $3.93 per share, including net after-tax realized gains on investments, and earnings from the Company’s interest in the results of equity investments totaling $25.4 million or $0.44 per share. Operating earnings for the third quarter of 2007 were $274.2 million or $4.78 per share on a fully diluted basis. This compares to operating earnings of $201.8 million, or $3.49 per share, for the third quarter of 2006. Operating earnings exclude net after-tax realized investment gains/losses, and interest in earnings/losses of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts are on a fully diluted basis.

Commenting on the third quarter and nine month 2007 results, PartnerRe President & Chief Executive Officer Patrick Thiele said, “PartnerRe’s third quarter results set new records in several metrics including earned premium, operating earnings, and earnings per share. A continuing low level of incurred losses combined with a seasonally high level of earned premium resulted in an annualized operating return on beginning shareholders’ equity of 34% and 10% growth in GAAP book value per share in the quarter. For the nine months, we achieved a 23% annualized operating return on beginning shareholders’ equity and 16% growth in GAAP book value per share.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended September 30		Nine months ended September 30
	2007	2006	2007	2006
Net Premiums Written	$873,474	$807,788	$3,042,733	$2,968,285
Net Premiums Earned	$1,056,395	$973,603	$2,787,713	$2,665,387
Non-life Combined Ratio	74.1%	81.4%	81.2%	86.2%
Net Income	$262,921	$235,841	$537,209	$506,614
Net Income per share (a)	$4.44	$3.93	$8.83	$8.33
Operating Earnings (a)	$274,198	$201,839	$565,073	$446,280
Operating Earnings per share (a)	$4.78	$3.49	$9.76	$7.74

PartnerRe Ltd. Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

(a)
Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Operating earnings is defined as net income available to common shareholders excluding after-tax net realized gains/losses on investments and interest in earnings/losses of equity investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the third quarter of 2007 were $873.5 million, an 8% increase from the third quarter of 2006. Total revenues for the quarter increased 7% as compared to the third quarter of 2006 to $1.2 billion, including $1.1 billion of net premiums earned, net investment income of $135.6 million, and net realized investment losses of $3.1 million.

For the first nine months of 2007, net premiums written were $3.0 billion, representing a 3% increase from the same period in 2006. Net income was $537.2 million or $8.83 per share. Net income for the period includes a net charge of $53.8 million or $0.93 per share in net after-tax realized losses on investments and losses from the Company’s interest in the results of equity investments. Operating earnings were $565.1 million, or $9.76 per share. Net income for the first nine months of 2006 was $506.6 million or $8.33 per share including net after-tax realized gains and earnings from the Company’s interest in the results of equity investments totaling $34.4 million, or $0.59 per share. Operating earnings for the same period in 2006 were $446.3 million or $7.74 per share. Total revenues for the first nine months of 2007 were $3.1 billion, including $2.8 billion of net premiums earned, net investment income of $385.5 million, and net realized investment losses of $56.0 million. Total revenues for the same period in 2006 were $3.0 billion.

During the third quarter of 2007, the Company repurchased 1,043,521 common shares at a total cost of approximately $74.4 million. To date this year, the Company has repurchased 2,116,621 common shares at a total cost of approximately $152.4 million. The Company has approximately 3.4 million common shares remaining under its current repurchase authorization.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.43 per common share. The dividend will be payable on December 3, 2007, to common shareholders of record on November 23, 2007, with the stock trading ex-dividend commencing November 21, 2007.

Results by Segment

The Non-Life segment reported net premiums written of $726 million for the third quarter of 2007, up 5% as compared to the total Non-Life net premiums written for the third quarter of 2006. The increase was due partially to growth in U.S. casualty premiums, as well as currency impact on the Company’s non-U.S. portfolio. The combined ratio was 74.1% for the third quarter of 2007, compared to 81.4% for the same period in 2006. The Non-Life technical result was $284 million for the third quarter of 2007, compared to $211 million for the same period in 2006. For the first nine

PartnerRe Ltd. Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

months, Non-Life net premiums written were $2.6 billion, flat with the same period in 2006. The nine month technical result was $596 million, compared to $466 million for the same period in 2006. The combined ratio for the nine month period was 81.2% compared to 86.2% in 2006.

The U.S. Property and Casualty business, which represents approximately 26% of total net premiums written for the quarter, reported net premiums written of $228 million, up 18% over the prior year’s third quarter. Net premiums earned increased 2% to $223 million during the quarter when compared to the same period in 2006. The technical ratio for this sub-segment was 81.6%, compared to 94.5% in the third quarter of 2006. For the first nine months of 2007, net premiums written were $657 million, essentially flat with the first nine months of 2006. The nine-month technical ratio was 87.6%, compared to 99.3% in 2006. The technical result for the first nine months of 2007 was $75 million compared to $4 million for the 2006 period.

The Global (Non-U.S.) Property and Casualty business, which represents approximately 17% of total net premiums written for the quarter, reported net premiums written of $151 million for the third quarter of 2007, down 1% as compared to $154 million for the same period in 2006. Net premiums earned during the quarter were $192 million, down 5% from $202 million in the same period last year. The technical ratio for this sub-segment was 94.5% compared to 95.5% for the same period in 2006. For the nine months, net premiums written were down 5% to $611 million. The nine-month technical ratio for 2007 was 96.0%, compared to 92.4% in 2006. The technical result for the first nine months of 2007 was $22 million compared to $43 million in 2006.

The Worldwide Specialty business, which represents approximately 40% of total net premiums written for the quarter, reported net premiums written of $347 million for the third quarter, flat with the prior year quarter. Net premiums earned increased 13% to $486 million during the quarter. This sub-segment’s technical ratio was 52.2%, compared to 55.8% for the third quarter of 2006. For the nine month period, net premiums written were up 3% to $1.3 billion. The nine-month technical ratio was 58.5%, compared to 62.3% in 2006. The technical result for the first nine months of 2007 was $499 million compared to $419 million for the same period in 2006.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represents approximately 16% of total net premiums written for the quarter, reported net premiums written of $142 million for the quarter, up 29% over the prior year quarter. The Life segment reported a breakeven allocated underwriting result for the quarter, compared with a gain of $3 million in the comparable period in 2006. For the nine-month period, net premiums written increased 21% to $425 million, with an allocated underwriting result of $11 million, compared to $6 million for the comparable period in 2006.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, principal finance, weather related products, and strategic investments. Results for the third quarter and nine months of 2007 were impacted by a $25 million charge to reflect an anticipated third quarter loss at Channel Re, driven by unrealized mark-to-market adjustments in its credit derivative portfolio. The pre-tax contribution to net income, including the Company’s interest in the results of Channel Re, was a loss

PartnerRe Ltd. Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

of $21 million for the third quarter of 2007 compared to a gain of $9 million for the third quarter of 2006. For the first nine months of 2007, the pre-tax contribution to net income was a loss of $16 million compared to a gain of $31 million for the same period in 2006.

Balance Sheet Items

At September 30, 2007, total assets were $16.2 billion as compared to $14.9 billion at December 31, 2006. Total investments and cash were $11.5 billion. Over a trailing 12-month period, total investments and cash increased 12%. Gross Non-Life reserves were $7.1 billion, reflecting growth of 5% over the last 12 months. During the third quarter, the Company’s estimate of Non-Life reserves for prior accident years developed favorably by $89 million. The overall third quarter prior year reserve development in the Non-Life segment includes net favorable development in all sub-segments with $18 million in the U.S. P&C sub-segment, $12 million in the Global (Non-U.S.) P&C sub-segment, and $59 million in the Worldwide Specialty sub-segment. In the third quarter of 2006, Non-Life reserves for prior years developed favorably by $73 million.

At September 30, 2007, total capitalization was $5.1 billion, and total shareholders’ equity was $4.2 billion. This compares to total capitalization of $4.7 billion, and total shareholders’ equity of $3.8 billion at December 31, 2006. Book value per common share at September 30, 2007 was $65.07 on a fully diluted basis, compared to $56.07 per share at December 31, 2006.

Commentary and Outlook

“Pricing in most segments of the non-life reinsurance market continues to weaken at a moderate rate but overall profitability remains at a satisfactory level due to the current low level of claims,” Mr. Thiele said. “We do see client behavior beginning to stabilize as regards the structure and the attachment points of their reinsurance programs, which should lead to a more orderly January 1 renewal in the U.S. and Europe. We also expect that the recent turmoil in the capital markets will present opportunities for PartnerRe’s ART and Investment areas, given our very strong and liquid balance sheet.”

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of realized gains/losses from the sale of investments, which is driven by the timing of the disposition of investments, nor the interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-Life segment. The combined ratio is the sum of the technical and other operating expense

PartnerRe Ltd. Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt and capital efficient notes, to manage the capital structure of the Company.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies.  Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2006, total revenues were $4.2 billion. As of September 30, 2007 total assets were $16.2 billion, total capital was $5.1 billion and total shareholders’ equity was $4.2 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except share and per share data)
(Unaudited)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September	September	September	September
	30, 2007	30, 2006	30, 2007	30, 2006

Revenues
Gross premiums written	$877,943	$813,449	$3,087,464	$3,003,905

Net premiums written	$873,474	$807,788	$3,042,733	$2,968,285
Decrease (increase) in unearned premiums	182,921	165,815	(255,020)	(302,898)
Net premiums earned	1,056,395	973,603	2,787,713	2,665,387
Net investment income	135,577	115,110	385,488	323,382
Net realized investment (losses) gains	(3,103)	23,006	(55,982)	19,176
Other income (loss)	5,445	7,897	(2,948)	28,357
Total revenues	1,194,314	1,119,616	3,114,271	3,036,302

Expenses
Losses and loss expenses and life policy benefits	562,132	540,717	1,564,904	1,580,912
Acquisition costs	215,456	220,691	622,493	619,373
Other operating expenses	79,073	80,853	238,004	231,766
Interest expense	13,649	13,671	40,643	39,592
Net foreign exchange losses	3,567	6,141	17,121	13,603
Total expenses	873,877	862,073	2,483,165	2,485,246

Income before taxes and interest in (losses) earnings of equity investments	320,437	257,543	631,106	551,056
Income tax expense	34,825	24,915	77,445	52,891
Interest in (losses) earnings of equity investments	(22,691)	3,213	(16,452)	8,449
Net income	$262,921	$235,841	$537,209	$506,614

Preferred dividends	$8,631	$8,631	$25,894	$25,894

Operating earnings available to common shareholders	$274,198	$201,839	$565,073	$446,280

Comprehensive income, net of tax	$387,271	$360,390	$654,795	$521,998

Per Share Data:
Earnings per common share:
Basic operating earnings	$4.90	$3.55	$10.00	$7.86
Net realized investment gains (losses), net of tax	0.05	0.39	(0.66)	0.46
Interest in (losses) earnings of equity investments, net of tax	(0.40)	0.06	(0.29)	0.15
Basic net income	$4.55	$4.00	$9.05	$8.47

Weighted average number of common shares outstanding	55,906.6	56,811.7	56,512.7	56,769.9

Diluted operating earnings	$4.78	$3.49	$9.76	$7.74
Net realized investment gains (losses), net of tax	0.05	0.38	(0.65)	0.45
Interest in (losses) earnings of equity investments, net of tax	(0.39)	0.06	(0.28)	0.14
Diluted net income	$4.44	$3.93	$8.83	$8.33

Weighted average number of common and
common share equivalents outstanding	57,329.2	57,800.6	57,888.8	57,686.1

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S dollars, except share, per share and parenthetical share data)
(Unaudited)

	September	December
	30, 2007	31, 2006

Assets
Investments:
Fixed maturities, at fair value
(amortized cost: 2007, $8,964,146; 2006, $7,852,798)	$8,969,603	$7,835,680
Short-term investments, at fair value
(amortized cost: 2007, $122,266; 2006, $133,872)	122,416	133,751
Equities, at fair value
(cost: 2007, $1,224,397; 2006, $920,913)	1,324,198	1,015,144
Trading securities, at fair value (cost: 2007, $135,733; 2006, $578,445)	140,520	599,972
Other invested assets	138,437	105,390
Total investments	10,695,174	9,689,937
Cash and cash equivalents, at fair value, which approximates amortized cost	834,259	988,788
Accrued investment income	147,399	157,923
Reinsurance balances receivable	1,774,779	1,573,566
Reinsurance recoverable on paid and unpaid losses	166,926	168,840
Funds held by reinsured companies	1,097,801	1,002,402
Deferred acquisition costs	660,831	542,698
Deposit assets	366,657	306,212
Net tax assets	-	17,826
Goodwill	429,519	429,519
Other assets	73,543	70,514
Total assets	$16,246,888	$14,948,225

Liabilities
Unpaid losses and loss expenses	$7,110,240	$6,870,785
Policy benefits for life and annuity contracts	1,622,564	1,430,691
Unearned premiums	1,535,611	1,215,624
Reinsurance balances payable	194,438	115,897
Ceded premiums payable	6,909	17,213
Funds held under reinsurance treaties	30,651	21,257
Deposit liabilities	403,210	350,763
Net payable for securities purchased	45,827	90,331
Net tax liabilities	34,521	-
Accounts payable, accrued expenses and other	160,089	172,212
Long-term debt	620,000	620,000
Debt related to capital efficient notes	257,605	257,605
Total liabilities	12,021,665	11,162,378

Shareholders’ Equity
Common shares (par value $1.00, issued: 2007, 57,145,463; 2006, 57,076,312)	57,145	57,076
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 11,600,000; aggregate liquidation preference: 2007 and 2006, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 9,200,000; aggregate liquidation preference: 2007 and 2006, $230,000,000)	9,200	9,200
Additional paid-in capital	1,424,601	1,413,977
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	81,504	56,913
Currency translation adjustment	162,033	68,734
Unfunded pension obligation, net of tax	(7,581)	(7,277)
Retained earnings	2,605,325	2,175,624
Common shares held in treasury, at cost (2007, 1,629,321 shares; 2006, nil)	(118,604)	-
Total shareholders' equity	4,225,223	3,785,847

Total liabilities and shareholders' equity	$16,246,888	$14,948,225

Shareholders’ Equity Per Common Share (excluding cumulative
preferred shares: 2007 and 2006, $520,000,000)	$66.74	$57.22
Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$65.07	$56.07

Number of Common and Common Share Equivalents Outstanding	56,938.8	58,248.8

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the three months ended September 30, 2007

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$228	$151	$349	$728	$5	$145	$-	$878

Net premiums written	$228	$151	$347	$726	$5	$142	$-	$873
(Increase) decrease in unearned premiums	(5)	41	139	175	3	5	-	183
Net premiums earned	$223	$192	$486	$901	$8	$147	$-	$1,056
Losses and loss expenses and
life policy benefits	(125)	(135)	(165)	(425)	(4)	(133)	-	(562)
Acquisition costs	(57)	(46)	(89)	(192)	(1)	(22)	-	(215)
Technical result	$41	$11	$232	$284	$3	$(8)	$-	$279

Other income	n/a	n/a	n/a	1	4	-	-	5
Other operating expenses	n/a	n/a	n/a	(51)	(5)	(8)	(15)	(79)
Underwriting result	n/a	n/a	n/a	$234	$2	$(16)	n/a	$205

Net investment income	n/a	n/a	n/a	-	-	16	120	136
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$2	$-	n/a	n/a

Net realized investment losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(14)	(14)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(35)	(35)
Interest in losses of equity investments	n/a	n/a	n/a	n/a	(23)	n/a	n/a	(23)
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$263

Loss ratio (2)	56.2%	70.3%	33.8%	47.1%
Acquisition ratio (3)	25.4	24.2	18.4	21.4
Technical ratio (4)	81.6%	94.5%	52.2%	68.5%
Other operating expense ratio (5)				5.6
Combined ratio (6)				74.1%

For the three months ended September 30, 2006

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$194	$154	$346	$694	$4	$115	$-	$813

Net premiums written	$194	$154	$346	$694	$4	$110	$-	$808
Decrease in unearned premiums	25	48	84	157	4	5	-	166
Net premiums earned	$219	$202	$430	$851	$8	$115	$-	$974
Losses and loss expenses and
life policy benefits	(153)	(138)	(153)	(444)	(4)	(93)	-	(541)
Acquisition costs	(54)	(55)	(87)	(196)	(1)	(24)	-	(221)
Technical result	$12	$9	$190	$211	$3	$(2)	$-	$212

Other income	n/a	n/a	n/a	-	8	-	-	8
Other operating expenses	n/a	n/a	n/a	(52)	(5)	(8)	(16)	(81)
Underwriting result	n/a	n/a	n/a	$159	$6	$(10)	n/a	$139

Net investment income	n/a	n/a	n/a	-	-	13	102	115
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$6	$3	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	23	23
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(6)	(6)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(25)	(25)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	3	n/a	n/a	3
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$236

Loss ratio (2)	69.8%	68.4%	35.5%	52.1%
Acquisition ratio (3)	24.7	27.1	20.3	23.1
Technical ratio (4)	94.5%	95.5%	55.8%	75.2%
Other operating expense ratio (5)				6.2
Combined ratio (6)				81.4%

(A) The Company reports the results of Channel Re on a one-quarter lag.  The 2007 and 2006 periods include the Company's share of Channel Re's net (loss) income in the amount of $(22.7) million and $3.1 million, respectively.

(1) Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less losses and loss expenses and life policy benefits, acquisition costs and other operating expenses.

(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the nine months ended September 30, 2007

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$657	$613	$1,348	$2,618	$24	$445	$-	$3,087

Net premiums written	$657	$611	$1,326	$2,594	$24	$425	$-	$3,043
Increase in unearned premiums	(51)	(69)	(126)	(246)	(4)	(5)	-	(255)
Net premiums earned	$606	$542	$1,200	$2,348	$20	$420	$-	$2,788
Losses and loss expenses and
life policy benefits	(377)	(384)	(454)	(1,215)	(4)	(346)	-	(1,565)
Acquisition costs	(154)	(136)	(247)	(537)	(2)	(83)	-	(622)
Technical result	$75	$22	$499	$596	$14	$(9)	$-	$601

Other income (loss)	n/a	n/a	n/a	1	(4)	-	-	(3)
Other operating expenses	n/a	n/a	n/a	(153)	(11)	(23)	(51)	(238)
Underwriting result	n/a	n/a	n/a	$444	$(1)	$(32)	n/a	$360

Net investment income	n/a	n/a	n/a	-	1	43	341	385
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$-	$11	n/a	n/a

Net realized investment losses	n/a	n/a	n/a	n/a	n/a	n/a	(56)	(56)
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(41)	(41)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(17)	(17)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(78)	(78)
Interest in losses of equity investments	n/a	n/a	n/a	n/a	(16)	n/a	n/a	(16)
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$537

Loss ratio (2)	62.2%	70.8%	37.9%	51.8%
Acquisition ratio (3)	25.4	25.2	20.6	22.9
Technical ratio (4)	87.6%	96.0%	58.5%	74.7%
Other operating expense ratio (5)				6.5
Combined ratio (6)				81.2%

For the nine months ended September 30, 2006

	U.S. P&C	Global (Non-U.S.) P&C	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$659	$647	$1,304	$2,610	$30	$364	$-	$3,004

Net premiums written	$659	$645	$1,283	$2,587	$30	$351	$-	$2,968
Increase in unearned premiums	(36)	(79)	(171)	(286)	(8)	(9)	-	(303)
Net premiums earned	$623	$566	$1,112	$2,301	$22	$342	$-	$2,665
Losses and loss expenses and
life policy benefits	(466)	(370)	(472)	(1,308)	(11)	(262)	-	(1,581)
Acquisition costs	(153)	(153)	(221)	(527)	(3)	(89)	-	(619)
Technical result	$4	$43	$419	$466	$8	$(9)	$-	$465

Other income	n/a	n/a	n/a	-	28	-	-	28
Other operating expenses	n/a	n/a	n/a	(149)	(13)	(22)	(47)	(231)
Underwriting result	n/a	n/a	n/a	$317	$23	$(31)	n/a	$262

Net investment income	n/a	n/a	n/a	-	-	37	286	323
Allocated underwriting result (1)	n/a	n/a	n/a	n/a	$23	$6	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	19	19
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(39)	(39)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(53)	(53)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	8	n/a	n/a	8
Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$507

Loss ratio (2)	74.7%	65.4%	42.4%	56.8%
Acquisition ratio (3)	24.6	27.0	19.9	22.9
Technical ratio (4)	99.3%	92.4%	62.3%	79.7%
Other operating expense ratio (5)				6.5
Combined ratio (6)				86.2%

(A) The Company reports the results of Channel Re on a one-quarter lag.  The 2007 and 2006 periods include the Company's share of Channel Re's net (loss) income in the amount of $(16.6) million and $8.2 million, respectively.

(1) Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less losses and loss expenses and life policy benefits, acquisition costs and other operating expenses.
(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

			For the three	For the three	For the nine	For the nine
			months ended	months ended	months ended	months ended
			September 30,	September 30,	September 30,	September 30,
			2007	2006	2007	2006

Distribution of Net Premiums Written by
Line of Business:
	Non-Life
		Property and Casualty
		Property	18%	19%	19%	19%
		Casualty	20	18	17	18
		Motor	5	6	6	7
		Worldwide Specialty
		Agriculture	5	5	4	4
		Aviation/Space	5	7	4	5
		Catastrophe	6	8	13	14
		Credit/Surety	8	6	6	5
		Engineering	6	6	5	5
		Energy	2	3	2	2
		Marine	4	3	3	3
		Specialty property	2	2	2	2
		Specialty casualty	2	3	4	3
	ART		1	1	1	1
	Life		16	13	14	12
			100%	100%	100%	100%

Distribution of Gross Premiums Written by
Geography:
		North America	44%	43%	42%	43%
		Europe	40	40	45	43
		Asia, Australia and New Zealand	6	9	6	8
		Latin America, Caribbean and Africa	10	8	7	6
			100%	100%	100%	100%

			As at
			September 30,
			2007

Financial Strength Ratings:
Standard & Poor's			AA-
Moody's			Aa3
A.M. Best			A+
Fitch			AA

	As at		As at
	September 30,		December 31,
	2007		2006
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	12%	$620,000	13%
Capital efficient notes(1)	250,000	5	250,000	6
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	6	290,000	6
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	4	230,000	5
Common shareholders' equity	3,705,223	73	3,265,847	70
Total Capital	$5,095,223	100%	$4,655,847	100%

(1)  PartnerRe Finance II, the issuer of the capital efficient notes, does not meet the consolidation requirements of FIN 46(R).
Accordingly, the Company shows the related intercompany debt of $257.6 million on its Consolidated Balance Sheets.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at		As at
		September 30,		December 31,
		2007		2006

Investment Portfolio:
Credit Quality	AAA	69%		69%
	AA	5		4
	A	12		13
	BBB	11		10
	Below Investment Grade/Unrated	3		4
		100%		100%

By Class	U.S. Government	13%		12%
	U.S. Mortgage/Asset Backed	15		16
	U.S. Corporates	19		20
	Foreign Fixed Income	33		29
	Equities and Equity Substitutes	13		14
	Cash (net of pending transactions)	7		9
		100%		100%

Expected average duration		4.0	Yrs	4.1	Yrs

Average yield to maturity at market		5.0%		4.9%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(in thousands of U.S. dollars except per share data)
Reconciliation of GAAP and non-GAAP measures:

Annualized return on beginning common shareholders' equity (1)
calculated with net income available to common shareholders	31.1%	35.3%	20.9%	24.9%
Less:
Annualized net realized investment gains (losses), net of tax, on beginning
common shareholders' equity (1)	0.3	3.4	(1.5)	1.3
Interest in (losses) earnings of equity investments, net of tax, on beginning common shareholders' equity (1)	(2.8)	0.5	(0.7)	0.5
Annualized operating return on beginning common shareholders' equity(1)	33.6%	31.4%	23.1%	23.1%

Net income	$262,921	$235,841	$537,209	$506,614
Less:
Net realized investment gains (losses), net of tax	2,783	22,158	(37,306)	25,991
Interest in (losses) earnings of equity investments, net of tax	(22,691)	3,213	(16,452)	8,449
Dividends to preferred shareholders	8,631	8,631	25,894	25,894
Operating earnings available to common shareholders	$274,198	$201,839	$565,073	$446,280

Per diluted share:
Net income	$4.44	$3.93	$8.83	$8.33
Less:
Net realized investment gains (losses), net of tax	0.05	0.38	(0.65)	0.45
Interest in (losses) earnings of equity investments, net of tax	(0.39)	0.06	(0.28)	0.14
Operating earnings	$4.78	$3.49	$9.76	$7.74

(1) Excluding cumulative preferred shares: 2007 and 2006, $520,000

PartnerRe Ltd.
Supplementary Information
(in thousands of U.S. dollars except share and per share data)
(Unaudited)

	As at	As at
	September 30,	December 31,
	2007	2006

Reconciliation of GAAP and non-GAAP measures:

Shareholders' equity	$4,225,223	$3,785,847
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$3,705,223	$3,265,847

Less:
Net unrealized gains (losses) on fixed income securities, net of tax	1,728	(18,694)

Book value excluding net unrealized gains (losses) on fixed income securities	$3,703,495	$3,284,541

Divided by:
Number of common and common share equivalents outstanding	56,938.8	58,248.8

Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized gains (losses) on fixed income securities	$65.04	$56.39